Exhibit A-2(a)



This      Twenty-second     Supplemental
Indenture  is  filed as an amendment  to
System Energy Resources, Inc.'s Mortgage
and  Deed of Trust, dated as of June 15,
1977, and recorded in the Book 9-S, Page
1,  on  June 30, 1977, in the Office  of
the  Chancery Clerk of Claiborne County.
Pursuant to Section 89-5-33(3)(b) of the
Mississippi   Code,   as   amended,   no
indexing  instruction  is  required  for
this   instrument  because  it  is   one
affecting    a    previously    recorded
instrument.   As required by Mississippi
law, this instrument shall be entered in
the  general  index  and  noted  on  the
margin   of   the  previously   recorded
instrument.

       __________________________________________________

                  SYSTEM ENERGY RESOURCES, INC.

                               TO

                      THE BANK OF NEW YORK

     (Successor to United States Trust Company Of New York)

                               AND

                       DOUGLAS J. MACINNES

       (Successor to Gerard F. Ganey and Malcolm J. Hood),
                            Trustees.
       __________________________________________________

              Twenty-second Supplemental Indenture

                  Dated as of September 1, 2002

                               TO

                   MORTGAGE AND DEED OF TRUST

                   Dated as of June 15, 1977.
       __________________________________________________

          First Mortgage Bonds, 4 7/8% Series due 2007
       __________________________________________________

                                             Prepared by:
                                             Thelen Reid & Priest
                                             LLP
                                             40 West 57th Street
                                             New York, New York
                                             10019-4097
                                             (212) 603-2000

     TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 1st day of September, 2002, made and entered into by and between SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas, whose post office address is Echelon One, 1340 Echelon Parkway, Jackson, Mississippi 39213 (hereinafter sometimes called the "Company"), and THE BANK OF NEW YORK (successor to United States Trust Company of New York), a corporation of the State of New York, whose Corporate Trust Department post office address is 101 Barclay Street, 8W, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and DOUGLAS J. MACINNES (successor to Gerard F. Ganey and Malcolm J. Hood) whose post office address is 101 Barclay Street, 8W, New York, New York 10286 (hereinafter sometimes called the "Co-Trustee"), as Trustees under the Mortgage and Deed of Trust, dated as of June 15, 1977 (herein sometimes called the "Original Indenture"), executed and delivered by the Company (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees" or individually sometimes called a "Trustee");

     WHEREAS, the Original Indenture (herein with all indentures supplemental thereto called the "Indenture") provides for the issuance of bonds in one or more series (hereinafter called the "bonds"); and

     WHEREAS, the Indenture provides that the Company and the Trustees may enter into indentures supplemental thereto for the purpose, among others, of setting forth the terms and provisions of each series of bonds from time to time issued; and

     WHEREAS, the Company executed and delivered to the Trustees,
as   supplements  to  the  Original  Indenture,   the   following
supplemental indentures:

            Designation                 Dated as of

First Supplemental Indenture         June 15, 1977
Second Supplemental Indenture        January 1, 1980
Third Supplemental Indenture         June 15, 1981
Fourth Supplemental Indenture        June 1, 1984
Fifth Supplemental Indenture         December 1, 1984
Sixth Supplemental Indenture         May 1, 1985
Seventh Supplemental Indenture       June 15, 1985
Eighth Supplemental Indenture        May 1, 1986
Ninth Supplemental Indenture         May 1, 1986
Tenth Supplemental Indenture         September 1, 1986
Eleventh Supplemental Indenture      September 1, 1986
Twelfth Supplemental Indenture       September 1, 1986
Thirteenth Supplemental Indenture    November 15, 1987
Fourteenth Supplemental Indenture    December 1, 1987
Fifteenth Supplemental Indenture     July 1, 1992
Sixteenth Supplemental Indenture     October 1, 1992
Seventeenth Supplemental Indenture   October 1, 1992
Eighteenth Supplemental Indenture    April 1, 1993
Nineteenth Supplemental Indenture    April 1, 1994
Twentieth Supplemental Indenture     August 1, 1996
Twenty-first Supplemental Indenture  August 1, 1996

which supplemental indentures (hereinafter called the "First Supplemental Indenture", "Second Supplemental Indenture", "Third Supplemental Indenture", "Fourth Supplemental Indenture", "Fifth Supplemental Indenture", "Sixth Supplemental Indenture", "Seventh Supplemental Indenture", "Eighth Supplemental Indenture", "Ninth Supplemental Indenture", "Tenth Supplemental Indenture", "Eleventh Supplemental Indenture", "Twelfth Supplemental Indenture", "Thirteenth Supplemental Indenture", "Fourteenth
Supplemental Indenture", "Fifteenth Supplemental Indenture", "Sixteenth Supplemental Indenture", "Seventeenth Supplemental Indenture", "Eighteenth Supplemental Indenture", "Nineteenth Supplemental Indenture", "Twentieth Supplemental Indenture" and "Twenty-first Supplemental Indenture", respectively) were filed and recorded in the real estate records of the office of the Chancery Clerk of Claiborne County in the State of Mississippi, filed in the Uniform Commercial Code records of the offices of the Chancery Clerks of Claiborne County, Warren County and Hinds County (First Judicial District) in the State of Mississippi, and filed in the Uniform Commercial Code records of the offices of the Secretary of State of the State of Mississippi and the Secretary of State of the State of Arkansas; and

     WHEREAS, effective as of the close of business on June 26, 2001, United States Trust Company of New York resigned as
Corporate Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed The Bank of New York as successor Corporate Trustee and by an Acceptance of Appointment as Corporate Trustee, effective June 26, 2001, The Bank of New York accepted such appointment; and

     WHEREAS, effective as of the close of business on June 26, 2001, Gerard F. Ganey resigned as Co-Trustee under the Indenture, and the Company, in accordance with the terms of the Indenture, appointed Douglas J. MacInnes as successor Co-Trustee and by an Acceptance of Appointment as Co-Trustee, effective June 26, 2001, Douglas J. MacInnes accepted such appointment; and

     WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of First Mortgage Bonds:

     Series                Principal Amount    Principal Amount
                               Issued        Outstanding at the Date
                                               of the Initial Issue
                                            of the Twentieth Series

9.25% Series due 1989        $400,000,000            None
12.50% Series due 2000        $98,500,000            None
16% Series due 2000          $300,000,000            None
15 3/8% Series due 2000      $100,000,000            None
Pollution Control Series A    $47,208,334            None
Pollution Control Series B    $95,643,750            None
11% Series due 2000          $300,000,000            None
9 7/8% Series due 1991       $300,000,000            None
10 1/2% Series due 1996      $250,000,000            None
11 3/8% Series due 2016      $200,000,000            None
14% Series due 1994          $200,000,000            None
14.34% Series due 1992       $100,000,000            None
8.40% Series due 2002         $45,000,000            None
6.12% Series due 1995        $105,000,000            None
8.25% Series due 2002         $70,000,000      $  70,000,000
6% Series due 1998            $60,000,000            None
7 5/8% Series due 1999        $60,000,000            None
7.28% Series due 1999        $100,000,000            None
7.71% Series due 2001        $135,000,000            None

which bonds are also sometimes called bonds of the First through Nineteenth Series; and

     WHEREAS, the Company has determined to create a new series of bonds, and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed and the issuance of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: that in order to set forth the terms and provisions of said series of bonds and in consideration of the premises and of the purchase and acceptance of said bonds by the holders thereof, and in consideration of the sum of One Dollar by the Trustees to the Company paid, receipt whereof is hereby acknowledged, the Company hereby agrees and provides, for the equal and proportionate benefit of the respective holders from time to time of such bonds, as follows:

                            ARTICLE I

              DEFINITIONS AND RULES OF CONSTRUCTION

     SECTION 1.01.       Terms from the Indenture

   The terms used in this Supplemental Indenture which are defined in the Original Indenture, unless otherwise specified herein, are used herein with the same meanings as in the Original Indenture. None of the definitions or rules of construction contained in the First through Twenty-first Supplemental Indentures shall apply or be used in this Supplemental Indenture (except to the extent that such definitions or rules of construction are repeated verbatim herein).

     SECTION 1.02.       Definitions of New Terms

   The following terms shall have the following meanings in this Supplemental Indenture (regardless of any definition of any such terms in the First through Twenty-first Supplemental Indentures):

     Abandonment shall mean (i) the good faith decision by the Company to abandon any material portion of the Grand Gulf Project as evidenced by a Resolution of the Board of Directors of the Company followed by a cessation of all operations (other than preservative maintenance) of such material portion for a period of ninety (90) days, certified to in an Officers' Certificate or
(ii) the destruction of all or substantially all of the Grand Gulf Project, certified to in an Officers' Certificate.

     Adjusted Treasury Rate shall mean, with respect to any redemption date:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the bonds of the Twentieth Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The  Adjusted  Treasury  Rate shall be calculated  on  the  third
Business Day preceding the redemption date.

     Availability Agreement shall mean the Availability Agreement, dated as of June 21, 1974, as amended and as may be further amended from time to time, among the Company, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans.

     Basic Agreements shall mean the Availability Agreement, the Capital Funds Agreement, the Sales Agreement, the System Agreement, the Thirty-fourth Supplementary Capital Funds Agreement and the Thirty-fourth Assignment of Availability Agreement.

     Business Day shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

     Capital  Funds  Agreement  shall  mean  the  Capital   Funds
Agreement, dated as of June 21, 1974, as amended and as may be further amended from time to time, between Entergy and the Company.

     Comparable Treasury Issue shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the bonds of the Twentieth Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds of the Twentieth Series.

     Comparable Treasury Price shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     Defeasance Trustee shall mean the Corporate Trustee  if  it, at its option, elects to serve as a Defeasance Trustee or any other bank or trust company having its principal office and place of business in the Borough of Manhattan, The City of New York, and which shall at all times (after the deposit of moneys or obligations pursuant to Section 9.01 hereof) be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.

     Entergy   shall   mean  Entergy  Corporation,   a   Delaware
corporation   (successor  to  Entergy  Corporation,   a   Florida
corporation).

     Entergy Arkansas shall mean Entergy Arkansas, Inc., formerly
Arkansas Power & Light Company, an Arkansas corporation.

     Entergy  Louisiana  shall  mean  Entergy  Louisiana,   Inc.,
formerly   Louisiana   Power  &  Light   Company,   a   Louisiana
corporation.

     Entergy  Mississippi shall mean Entergy  Mississippi,  Inc.,
formerly   Mississippi  Power  &  Light  Company,  a  Mississippi
corporation.

     Entergy  New  Orleans shall mean Entergy New Orleans,  Inc.,
formerly   New   Orleans  Public  Service   Inc.,   a   Louisiana
corporation.

     First Unit of the Grand Gulf Project shall mean unit 1 of the Grand Gulf Project, which was placed in commercial operation on July 1, 1985.

     Independent  Investment  Banker  shall  mean  one   of   the
Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     Nineteenth  Series  shall  have the  meaning  set  forth  in
Section 2.01 of the Twenty-first Supplemental Indenture.

     Reference Treasury Dealer shall mean (i) Barclays Capital Inc., BNP Paribas Securities Corp., The Williams Capital Group, L.P., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

     Reference Treasury Dealer Quotations shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

     Sales Agreement shall mean the Sales Agreement, dated as of June 21, 1974, between Entergy Mississippi and the Company.

     Second Unit of the Grand Gulf Project shall mean unit 2 of the Grand Gulf Project, construction of which was suspended in 1985 and abandoned in 1989 when the unit was canceled.

     Services shall mean Entergy Services, Inc., a Delaware corporation.

     Special Industrial Development Revenue Bonds shall mean indebtedness represented by securities, the interest payments to the holders of which are exempt, in the opinion of bond counsel for any such securities, from federal income taxation under Internal Revenue Code Section 103(c)(4) (or a similar provision of such Code hereinafter enacted), issued by any governmental authority to provide funds for pollution control facilities for the Grand Gulf Project, the principal of and interest on which are to be payable solely from funds provided by the Company to such governmental authority by lease payments, conditional sale payments, or payments pursuant to the provisions of contractual obligations (including bonds) or otherwise.

     System Agreement shall mean the Agreement, dated April 23, 1982 and effective January 1, 1983, as amended, and as it may be amended from time to time, among Entergy Arkansas, Entergy Louisiana, Entergy Mississippi and Entergy New Orleans, relating to the sharing of generating capacity and other power resources.

     System Companies shall mean Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and any other operating subsidiary company of Entergy (as such term is defined in Section 2(a)(8) of the Public Utility Holding Company Act of 1935, as amended) other than the Company which shall become a party to the System Agreement.

     Thirty-fourth Assignment of Availability Agreement shall mean the Thirty-fourth Assignment of Availability Agreement, Consent and Agreement, dated as of September 1, 2002, among the Company, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and the Trustees.

     Thirty-fourth Supplementary Capital Funds Agreement shall mean the Thirty-fourth Supplementary Capital Funds Agreement and
Assignment, dated as of September 1, 2002, among Entergy, the Company and the Trustees.

     SECTION 1.03.       Rules of Construction

   All references to any agreement refer to such agreement as modified, varied or amended from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

                           ARTICLE II

                      THE TWENTIETH SERIES

     SECTION 2.01.         Bonds of the Twentieth Series

   There shall be a series of bonds issued pursuant to the Indenture designated "4 7/8% Series due 2007" (herein sometimes referred to as the "Twentieth Series"). Each such bond shall also bear the descriptive title First Mortgage Bond, and the form thereof shall be substantially as set forth in Annex A hereto. Bonds of the Twentieth Series shall mature on October 1, 2007, and shall be issued as fully registered bonds in denominations of $1,000 and, at the option of the Company, in any multiple or multiples of $1,000 (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of 4 7/8% per annum, until the principal of any such bond shall have become due and payable, and shall thereafter bear interest on any overdue principal, on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 4 7/8% per annum, the first interest payment to be made April 1, 2003, for the period from September 24, 2002 to April 1, 2003, with subsequent interest payments to be made semiannually on April 1 and October 1 of each year; the principal of, premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

     Interest on the bonds of the Twentieth Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Twentieth Series shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day.

     (a) The bonds of the Twentieth Series shall be redeemable at the option of the Company, in whole or in part, at any time prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of the Twentieth Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such bonds of the Twentieth Series to be redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.30%, plus, in each case, accrued interest thereon to such redemption date.

(b) In case of the redemption of only a part of the bonds of the Twentieth Series, the particular bonds to be redeemed shall be selected by the Corporate Trustee from the Outstanding bonds of such series which have not previously been called for redemption, by such method as the Corporate Trustee shall deem fair and appropriate.

(c) At the option of the registered owner, any bonds of the Twentieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     Bonds of the Twentieth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     Upon any exchange or transfer of bonds of the Twentieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Twentieth Series.

                           ARTICLE III

                   ADDITIONAL BOND PROVISIONS

     SECTION 3.01.       Limit on Aggregate Amount

   Bonds  of  the Twentieth Series shall be limited  to  Seventy
Million Dollars ($70,000,000) in aggregate principal amount at any one time Outstanding, except as provided in Section 2.09 of the Original Indenture.

     SECTION  3.02.        Dating of Bonds and Interest  Payments

   Bonds  of the Twentieth Series shall be dated as provided  in
Section 2.03 of the Original Indenture and bear interest from September 24, 2002, provided that if any bond of the Twentieth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Twentieth Series, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered.

     Notwithstanding the foregoing, so long as all of the bonds of the Twentieth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the person in whose name any bond of the Twentieth Series is registered at the close of business on the Business Day immediately preceding an interest payment date ("record date for the Twentieth Series") shall be entitled to receive the interest payable on the interest payment date (except that in case of any redemption of bonds as provided for herein on a date subsequent to the record date for the Twentieth Series and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date for the Twentieth Series and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding bonds of the Twentieth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. If the bonds of the Twentieth Series cease to be held by The Depository Trust Company or its nominee, or a successor thereof, the term "record date for the Twentieth Series" as used with respect to any interest payment date shall mean March 15 for interest payable April 1 and shall mean September 15 for interest payable October 1. Any bond of the Twentieth Series issued upon any transfer or exchange subsequent to the record date for the Twentieth Series for any interest payment date and prior to such interest payment date shall bear interest from such interest payment date.

                           ARTICLE IV

                      ADDITIONAL COVENANTS

     SECTION 4.01.       Disposition of Property

   Notwithstanding  the  provisions of  Sections  11.01  through
11.07,   inclusive,  of  the  Original  Indenture,  the   Company
covenants that if it sells, assigns, transfers or otherwise disposes of all or any part of the Mortgaged and Pledged Property and the Company fails to file with the Corporate Trustee within thirty (30) days thereafter an Officers' Certificate to the effect that such disposition would not materially impair the continuing electrical generation operations of the First Unit of the Grand Gulf Project allocable to the Company, the Company will give prompt notice to the Trustee and to the registered holders of bonds of the Twentieth Series, and within sixty (60) days of such disposition of the Mortgaged and Pledged Property it will redeem all of the bonds of the Twentieth Series then Outstanding at the redemption price set forth in Section 2.01(a) hereof; provided, however, that no such Officers' Certificate will be required to be filed if the sale, assignment, transfer or other disposition of such Mortgaged and Pledged Property does not adversely affect such continuing electrical generation operations. Notwithstanding the above, the Company is not required to redeem bonds of the Twentieth Series as a result of the following transactions so long as such transactions are in compliance with Sections 11.01 through 11.07, inclusive, of the Original Indenture:

     (a) transactions contemplated by and permitted under the provisions of Article XVI of the Original Indenture (subject to
the   provisions  of  Section  4.04  of  the  Fifth  Supplemental
Indenture);

(b) sales, assignments, transfers or other disposition of an undivided interest in the Grand Gulf Project, if such transactions are for the purpose of complying with an order or orders of a governmental body having jurisdiction in the premises or for the purpose of complying with the conditions of any construction permits issued to the Company by the Nuclear Regulatory Commission (or any successor); provided, however, that
(i) any cash proceeds paid to and received by the Company (other than in connection with a transaction involving assumption of construction costs) shall be deposited with the Corporate Trustee, to be held by it under the conditions set forth in
Section 11.05 of the Original Indenture, (ii) payment for any such transaction shall be in cash or its equivalent paid to the Company, or by assumption of construction costs and (iii) any co-owner or co-owners of the Grand Gulf Project shall have waived any right it or they might have had to require any partition or division of the Grand Gulf Project during the useful life of the Grand Gulf Project and shall have entered into an agreement with the Company for the joint operation of the Grand Gulf Project specifying, among other things, that it or they will share responsibility for the operating costs of the Grand Gulf Project and that the Company shall remain responsible for the operation of the Grand Gulf Project; and provided further that the conditions specified in (iii) above shall be deemed modified by any contrary requirements of the Nuclear Regulatory Commission (or any successor agency). Upon any such operating agreement becoming fully effective and binding, the rights of the Company thereunder shall be immediately pledged as security under the Indenture, and an Opinion of Counsel shall be delivered to the Trustees that it is duly authorized, valid, binding and enforceable and has been effectively pledged. The rights of the Company under any such operating agreement shall remain pledged as security under the Indenture only for so long as bonds of the Twentieth Series shall remain Outstanding. The Company shall be entitled to enter into modifications, amendments and supplements to and replacements of any agreement embodying the obligations of the Company set forth in this Section 4.01 (b) without the consent of the holders of the Twentieth Series bonds or the Trustees; provided, however, that, prior to the execution and delivery of any such modification, amendment, supplement or replacement, the Company shall furnish to the Corporate Trustee an Opinion of Counsel to the effect that the execution, delivery and performance by the Company of such modification, amendment, supplement or replacement will not adversely affect the rights of the holders of the Twentieth Series bonds set forth in this
Section 4.01(b);

(c) leases (including without limitation any sale and leaseback by the Company or any Subsidiary of the Company) of Nuclear Fuel;

(d) leases (including without limitation any sale and leaseback by the Company or such Subsidiary) incurred in connection with Special Industrial Development Revenue Bonds; and

(e) leases (including without limitation any sale and leaseback by the Company or such Subsidiary) of construction equipment to be used during the construction phase of the Grand Gulf Project, office space and transportation, data processing and/or communications equipment.

     Nothing in this Section shall limit releases of property in the ordinary course of business otherwise permitted by this Supplemental Indenture and the provisions of Sections 11.01 through 11.07 inclusive, of the Original Indenture, particularly retirements for maintenance, repairs and reconstruction purposes.

     SECTION 4.02.       Security Interests in Certain Agreements

   The Company covenants that it will not transfer, pledge, assign or grant a security interest in any of its right, title and interest in, to or under (including its right to any moneys due or to become due under) any of the Basic Agreements, except to the extent expressly permitted pursuant to or recognized by the terms of the Thirty-fourth Supplementary Capital Funds Agreement and the Thirty-fourth Assignment of Availability Agreement.

     SECTION 4.03.       Capital Funds and Availability Agreements

   The Company will (i) duly perform all obligations to be performed by it under the Capital Funds Agreement, the Thirty-fourth Supplementary Capital Funds Agreement, the Availability Agreement and the Thirty-fourth Assignment of Availability Agreement, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under the Capital Funds Agreement, the Thirty-fourth Supplementary Capital Funds Agreement, the Availability Agreement or the Thirty-fourth Assignment of Availability Agreement and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use its best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings, necessary to keep the Capital Funds Agreement, the Thirty-fourth Supplementary Capital Funds Agreement, the Availability Agreement and the Thirty-fourth Assignment of Availability Agreement in full force and effect. In the event of any material nonperformance by any party under the Capital Funds Agreement, the Thirty-fourth Supplementary Capital Funds Agreement, the Availability Agreement or the Thirty-fourth Assignment of Availability Agreement, the Company agrees that it will (i) duly perform all obligations to be performed by it under any other agreement for the sale of capacity and/or energy from the Grand Gulf Project, (ii) promptly take any and all action (including, without limitation, obtaining all orders, consents, permits, licenses and approvals, and making all registrations, declarations and filings) as may be necessary to enforce its rights under any other agreement for the sale of capacity and/or energy from the Grand Gulf Project and to enforce or secure the performance by the other parties thereto of their respective obligations thereunder, and (iii) use its best efforts to obtain all orders, consents, permits, licenses and approvals, and make all registrations, declarations and filings necessary to maintain any other agreement for the sale of capacity and/or energy from the Grand Gulf Project in full force and effect.

                            ARTICLE V

               PROVISIONS FOR RETIREMENT OF BONDS

     SECTION 5.01.   Redemption Upon Condemnation or Abandonment


   If there should be a condemnation or Abandonment of all or substantially all of the Grand Gulf Project, the Company covenants that it will give prompt notice to the Trustees and to the registered holders of bonds of the Twentieth Series and that within sixty (60) days after a final order of such condemnation or within sixty (60) days after the Abandonment, it will redeem all of the bonds of the Twentieth Series then Outstanding at the redemption price set forth in Section 2.01(a) hereof.

                           ARTICLE VI

                       ADDITIONAL DEFAULTS

     SECTION 6.01.       Additional Defaults so long as Twentieth
Series Bonds Outstanding

   The following events shall be additional Defaults so long as the Twentieth Series bonds are Outstanding:

     (1) Entergy shall fail to supply or to cause to be supplied to the Company or the Trustees, as the case may be, any amount of capital, or any additional amount of capital, which Entergy shall be obligated to supply to the Company pursuant to the Thirty-fourth Supplementary Capital Funds Agreement within thirty (30)
days after the date when Entergy shall be obligated to supply such capital, or to cause such capital to be supplied, to the Company;

(2) Default by Entergy or the Company in the observance or performance of any other covenant or agreement contained in the Thirty-fourth Supplementary Capital Funds Agreement, and the continuance of the same unremedied for a period of thirty (30) days after written notice thereof, stating it is a notice of Default hereunder, shall have been given to the Company by the Corporate Trustee or the holders of at least fifteen per centum (15%) in principal amount of the bonds of the Twentieth Series then Outstanding;

(3) Any System Company shall fail to pay or advance to the Company or the Trustees, as the case may be, any amount which such System Company shall be obligated to pay or advance to the Company pursuant to the Availability Agreement and the Thirty-fourth Assignment of Availability Agreement or the System Agreement (or would be obligated to pay or advance under such agreements but for (i) the provisions of Section 7 of the Availability Agreement or the equivalent provision of any agreement substituted therefor, (ii) the bankruptcy or reorganization of any System Company or the pendency of proceedings therefor, (iii) the condemnation or seizure of control of all or substantially all of the properties of any System Company by a governmental authority or (iv) the occurrence of an event described in clause (i) or (ii) of paragraph (5) hereof) within thirty (30) days after the date when such System Company shall be obligated to pay or advance such amount (or would be obligated to pay but for the events described in (i) through (iv) of this subsection) or any of the parties thereto shall default in the performance of its obligations contained in the first sentence of Section 4 of the Availability Agreement (it being understood that if the entire amount of such obligatory payment is deposited with the Corporate Trustee before the expiration of such period of thirty (30) days, such Default shall no longer be considered to be continuing under this Supplemental Indenture);

(4) Default by any System Company or the Company in the observance or performance of any other covenant or agreement contained in the Availability Agreement or the Thirty-fourth Assignment of Availability Agreement, and the continuance of the same unremedied for a period of thirty (30) days after written notice thereof, stating it is a notice of Default hereunder, shall have been given to the Company by the Corporate Trustee or the holders of at least fifteen per centum (15%) in principal amount of the Twentieth Series bonds then Outstanding;

(5) The Thirty-fourth Supplementary Capital Funds Agreement, the Availability Agreement or the Thirty-fourth Assignment of Availability Agreement shall, pursuant to a final binding judgment or order as to which no further appeals are available, at any time for any reason (i) cease to be in full force and effect or (ii) shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any System Company, the Company or Entergy or any System Company, the Company or Entergy shall deny that it has any or further liability thereunder; unless (A) within forty-five (45) days after the occurrence of any such event any System Company, the Company or Entergy, as the case may be, shall have entered into a substitute Agreement and furnished the Corporate Trustee an Officers' Certificate, confirmed by an opinion of an investment banking firm appointed by the Board of Directors of the Company and approved by the Corporate Trustee in the exercise of reasonable care, to the effect that in the opinion of the signers, the substitute Agreement offers (subject to obtaining necessary regulatory approval, if any) equivalent security to the bonds of the Twentieth Series, and (B) within one hundred and eighty (180) days after the occurrence of such event any System Company, the Company or Entergy, as the case may be, shall have obtained all necessary regulatory approvals for the performance of such substitute agreement and shall have provided to the Corporate Trustee an Opinion of Counsel to such effect and to the effect that such substitute agreement is valid, binding and enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights;

(6) Entergy shall in any manner sell, assign, transfer, dispose of, mortgage, pledge, encumber or otherwise create a security interest in any shares of common stock of the Company or any of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi or Entergy New Orleans, provided, however, that nothing herein contained shall prohibit (i) the issuance of directors' qualifying shares or the satisfaction of similar legal requirements or (ii) the disposition of the gas properties directly or indirectly owned by Entergy Arkansas or Entergy New Orleans or (iii) any merger or consolidation permitted under
Section 4.04 of the Fifth Supplemental Indenture or (iv) any covenant by Entergy substantially to the effect that it will not sell, assign, transfer, dispose of, mortgage, pledge, encumber or otherwise create a security interest in any shares of common stock of the Company or any of the System Companies; or

(7) The expiration of a period of ninety (90) days after the mailing by the Corporate Trustee to the Company of a written demand (citing this provision), or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 13.07 of the Original Indenture) to the Company and to the Corporate Trustee of a written demand, that the Company perform a specified covenant or agreement contained in the Original Indenture or herein, which specified covenant or agreement the Company shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement. The Corporate Trustee may, and, if requested in writing to do so by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand.

                           ARTICLE VII

         ADDITIONAL SECURITY FOR TWENTIETH SERIES BONDS

     SECTION 7.01.       Additional Security.

   In addition to the security provided under the Indenture, the Thirty-fourth Assignment of Availability Agreement and the Thirty-fourth Supplementary Capital Funds Agreement and all proceeds therefrom, shall be for the sole and exclusive benefit of the holders of the bonds of the Twentieth Series then Outstanding, and any enforcement thereof or remedy related thereto shall be for the benefit of and subject to the direction and control of such holders in the same manner as any remedy or means of enforcement relating to the Mortgaged and Pledged Property are within the direction and control of the holders of the bonds of the Twentieth Series, and any proceeds therefrom shall be applied for the exclusive benefit of the holders of the bonds of the Twentieth Series in the same manner as set forth in Section 13.12 (Second) of the Original Indenture.

                          ARTICLE VIII

                           DEFEASANCE

     SECTION 8.01.       Defeasance

  In addition to the provisions of Section 18.01 of the Original Indenture, the bonds of the Twentieth Series and interest obligations for the payment of which and bonds of the Twentieth Series for the redemption of which either (i) moneys in the necessary amount or (ii) obligations of the United States of America which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, in the opinion of an independent accountant, provide moneys which, together with the moneys, if any, deposited with or held by the Defeasance Trustee, shall be sufficient to pay when due the principal of, premium, if any, on and interest due and to become due on said bonds of the Twentieth Series, or portions thereof on the redemption date or maturity date thereof, as the case may be, shall have been deposited with the Defeasance Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 20.03 of the Original Indenture (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) shall for all purposes under the Indenture including satisfying the Lien of the Indenture be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Corporate Trustee that the same will be given.

                           ARTICLE IX

                    MISCELLANEOUS PROVISIONS

     SECTION 9.01.       Record Date

   The  holders  of the bonds of the Twentieth Series  shall  be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Twentieth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 9.02.       Titles

   The titles of the several Articles and Sections of this Supplemental Indenture and the table of contents shall not be deemed to be any part thereof.

     SECTION 9.03.       Counterparts

   This Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 9.04.       Waivers and Amendments

   Any provision of this Supplemental Indenture may be waived or amended with the written consent (in any number of instruments of similar tenor executed by the holders of the bonds of the Twentieth Series or by their attorneys appointed in writing) of the holders of a majority or more in aggregate principal amount of the bonds of the Twentieth Series then Outstanding, and no consent for any such waiver or amendment shall be required by holders of bonds other than the bonds of the Twentieth Series; provided, however, that without the consent of the holder of a bond of the Twentieth Series, no such waiver or amendment shall
(1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest (at the rates stipulated therein) on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any non-assenting holder of a bond of the Twentieth Series of a lien upon the Mortgaged and Pledged Property for the security of his bonds, or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bonds of the Twentieth Series then Outstanding.

     SECTION 9.05. Preconsent to Termination of Availability Agreement, Thirty-fourth Assignment of Availability Agreement,
Capital  Funds Agreement and Thirty-fourth Supplementary  Capital
Funds Agreement.

   The Company reserves the right to terminate the Availability Agreement, the Thirty-fourth Assignment of Availability Agreement, the Capital Funds Agreement and the Thirty-fourth Supplementary Capital Funds Agreement, and each holder of the bonds of the Twentieth Series hereby consents to such termination without any other further action by any holder of the bonds of the Twentieth Series, upon delivery to the Corporate Trustee of an Officers' Certificate stating the following:

     (a) (i) the Company's First Mortgage Bonds have been rated A3, A-, or A- or better (or the equivalent thereof), by each of Moody's, Standard & Poor's, and Fitch, respectively, or their successors, for at least the 6 consecutive months preceding the date of such Officers' Certificate; and

   (ii) The Company has obtained written confirmation from each of Moody's, Standard & Poor's, and Fitch, or their successors, stating that as of the date of such Officers' Certificate and
taking   into   account  the  concurrent   termination   of   the
Availability   Agreement,   the   Thirty-fourth   Assignment   of
Availability Agreement, the Capital Funds Agreement and the Thirty-fourth Supplementary Capital Funds Agreement that the ratings of the Company's First Mortgage Bonds rated by such agency is not less than A3, A-, or A- (or the equivalent thereof), respectively, but written confirmation shall not be required from any such rating agency (or any successor) which at the date of such Officers' Certificate is either no longer in business or has unilaterally determined not to rate the Company's First Mortgage Bonds; or

     (b) With respect to each series of bonds established prior to June 1, 1992, either (i) no bonds of such series remain Outstanding or (ii) the requisite number of the bonds of such series have consented to the termination of the Availability Agreement, the Assignments thereof, the Capital Funds Agreement and the Supplements thereto; and

     The  Availability  Agreement, the Assignments  thereof,  the
Capital Funds Agreement and the Supplements thereto, are similarly terminated as they relate to all other outstanding series of bonds and all other indebtedness of the Company or no longer apply or do not apply to any other such series of bonds or indebtedness.

     IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer, and its corporate seal to be attested by its Secretary, Assistant Secretary or Assistant Treasurer for and in its behalf, and The Bank of New York, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or by one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Vice Presidents and Douglas J. MacInnes for all like purposes has hereunto set his hand and affixed his seal, all as of the 1st day of September, 2002.

                              SYSTEM ENERGY RESOURCES, INC.


                              By:    /s/ Steven C. McNeal
                               Vice President and Treasurer


Attest:
       /s/  Frank Williford
        Assistant Treasurer

Executed, sealed and delivered
by System Energy Resources,
Inc. in the presence of:

        /s/  Mark G. Otts

        /s/  Mark Hoffman


                                   THE BANK OF NEW YORK


                                   By: /s/ Margaret Ciesmelewski
                                       Vice President
Attest:

   /s/ Michael J. Pitfick
       Vice President

Executed, sealed and delivered
by The Bank of New York in the
presence of:

   /s/ Sherma Thomas

   /s/ Jeremy Finkelstein

                                   /s/ Douglas J. MacInnes [L.S.]
                                      Douglas J. MacInnes


Executed, sealed and delivered by
Douglas J. MacInnes in the
presence of:

     John Guiliano

     Dorathy Miller

STATE OF LOUISIANA  )
                    )  .ss:
PARISH OF ORLEANS   )

     On this 20th day of September, 2002, before me, Sylvia R. Bonin, a Notary Public duly qualified and acting within and for said Parish and State, appeared in person the within named STEVEN C. MCNEAL and FRANK WILLIFORD to me personally well known, who stated that they were the Vice President and Treasurer and an Assistant Treasurer, respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     On this 20th day of September, 2002, before me appeared STEVEN C. MCNEAL, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of SYSTEM ENERGY RESOURCES, INC., and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL, acknowledged said instrument to be the free act and deed of said corporation.

     Personally appeared before me, the undersigned authority in and for the aforesaid Parish and State, on this 20th day of September, 2002, within my jurisdiction, the within named STEVEN C. MCNEAL and FRANK WILLIFORD, who acknowledged that they are the Vice President and Treasurer and an Assistant Treasurer, respectively, of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

     On the 20th day of September, 2002, before me personally came STEVEN C. McNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winners Circle, Mandeville, Louisiana 70448, State of Louisiana; that he is the Vice President and Treasurer of SYSTEM ENERGY RESOURCES, INC., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     Given under my hand and seal this 20th day of September, 2002.

                              /s/ Sylvia R. Bonin
                             Notary Public,
                             Parish of Orleans, State of Louisiana
                             My Commission is Issued for Life

STATE OF NEW YORK   )
                    )  .ss:
COUNTY OF NEW YORK  )

     On this 20th day of September, 2002, before me, Joseph A. Lloret, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared MARGARET CIESMELEWSKI and MICHAEL PITFICK, to me personally well known, who stated that they were a Vice President and a Assistant Vice President, respectively, of THE BANK OF NEW YORK, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

     On this 20th day of September, 2002, before me appeared MARGARET CIESMELEWSKI, to me personally known, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Trustees, and said MARGARET CIESMELEWSKI, acknowledged said instrument to be the free act and deed of said corporation.

     Personally appeared before me, the undersigned authority in and for the aforesaid County and State, on this 20th day of September, 2002 within my jurisdiction, the within named MARGARET CIESMELEWSKI and MICHAEL PITFICK, who acknowledged that they are the Vice President and Assistant Vice President, respectively of THE BANK OF NEW YORK, a New York corporation, and that for and on behalf of the said corporation, and as its act and deed, they executed the above and foregoing instrument, after first having been duly authorized by the corporation so to do.

     On this 20th day of September, 2002, before me personally came DOUGLAS J. MACINNES, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Yorkshire Road, Hamilton, New Jersey 08610, that he is a Vice President of THE BANK OF NEW YORK, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.

     Given under my hand and seal this 20th day of September, 2002.

                              /s/ Joseph A. Lloret
                              Joseph A. Lloret
                              Notary Public, State of New York
                              No.   01LL6076442
                              Qualified in Kings County
                              Commission Expires June 24, 2006

STATE OF NEW YORK   )
                    )  .ss:
COUNTY OF NEW YORK  )

     On  this  20th day of September, 2002, before me, Joseph  A.
Lloret, the undersigned officer, personally appeared DOUGLAS J. MACINNES, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

     On this 20th day of September, 2002, before me personally appeared DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     Personally appeared before me, the undersigned authority in and for the said County and State, on this 20th day of September, 2002 within my jurisdiction, the within named DOUGLAS J. MACINNES, who acknowledged that he executed the above and foregoing instrument.

     On this 20th day of September, 2002, before me personally came DOUGLAS J. MACINNES, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

     Given under my hand and seal this 20th day of September, 2002.

                              /s/ Joseph A. Lloret
                              Joseph A. Lloret
                              Notary Public, State of New York
                              No.   01LL6076442
                              Qualified in Kings County
                              Commission Expires June 24, 2006

                             ANNEX A

                    [FORM OF REGISTERED BOND]

            [(See legend at the end of this Bond for restrictions on transferability and change of form)]

                  SYSTEM ENERGY RESOURCES, INC.

           First Mortgage Bond, 4 7/8% Series due 2007

                       Due October 1, 2007


No. R                                         $

     SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to ______________ or registered assigns, on October 1, 2007, at the office or agency of the Company in the Borough of Manhattan, The City of New York, __________________ Million Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from September 24, 2002, if the date of this bond is on or prior to April 1, 2003, or if the date of this bond is after April 1, 2003, from the April 1 or October 1 next preceding the date of this bond, at the rate of 4 7/8% per annum in like coin or currency at said office or agency on April 1, 2003 for the period from September 24, 2002 to April 1, 2003 and thereafter on April 1 and October 1 in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 4 7/8% per annum, provided, that the interest so payable on any April 1 or October 1 will, subject to certain exceptions set out in the Twenty-second Supplemental Indenture mentioned on the reverse hereof, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the Business Day immediately preceding such interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     This bond shall not become obligatory until The Bank of  New
York,  the Corporate Trustee under the Mortgage, or its successor
thereunder,   shall  have  signed  the  form  of   authentication
certificate endorsed hereon.

     THE  PROVISIONS  OF THIS BOND ARE CONTINUED ON  THE  REVERSE
HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES  HAVE
THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on

                                   SYSTEM ENERGY RESOURCES, INC.


                                   By
                                        [Vice] President
Attest:


[Assistant] Secretary

         CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE


     This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned
Mortgage.

                                   THE BANK OF NEW YORK,
                                   As Corporate Trustee


                                   By
                                     Authorized Officer

                    [FORM OF REGISTERED BOND]
                            (Reverse)
                  SYSTEM ENERGY RESOURCES, INC.

           First Mortgage Bond, 4 7/8% Series due 2007

                       Due October 1, 2007


     This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 4 7/8% Series due 2007, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series and as further specified therein) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-second Supplemental Indenture, called the Mortgage), dated as of June 15, 1977, executed by the Company to The Bank of New York (successor to United States Trust Company of New York), as Corporate Trustee, and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm J. Hood), as Co-Trustee. Reference is made to the Mortgage and particularly to the First, Second, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first and Twenty-second Supplemental Indentures to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security (including certain additional security not given to all bonds), the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

     The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

     In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

     This bond is redeemable as provided in the Mortgage.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                             [LEGEND


     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]

               [FORM OF TEMPORARY REGISTERED BOND]

            [(See legend at the end of this Bond for restrictions on transferability and change of form)]

                  SYSTEM ENERGY RESOURCES, INC.

           First Mortgage Bond, 4 7/8% Series due 2007

                       Due October 1, 2007


No. TR                                          $

     SYSTEM ENERGY RESOURCES, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to _______________ or registered assigns, on October 1, 2007, at the office or agency of the Company in the Borough of Manhattan, The City of New York, ____________________ Million Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from September 24, 2002, if the date of this bond is on or prior to April 1, 2003, or if the date of this bond is after April 1, 2003, from the April 1 or October 1 next preceding the date of this bond, at the rate of 4 7/8% per annum in like coin or currency at said office or agency on April 1, 2003 for the period from September 24, 2002 to April 1, 2003 and thereafter on April 1 and October 1 in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and on any overdue premium and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 4 7/8% per annum, provided, that the interest so payable on any April 1 or October 1 will, subject to certain exceptions set out in the Twenty-second Supplemental Indenture mentioned on the reverse hereof, be paid to the person in whose name this bond (or any bond or bonds previously outstanding in transfer or exchange for which this bond was issued) is registered at the close of business on the Business Day immediately preceding such interest payment date. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     This bond shall not become obligatory until The Bank of  New
York,  the Corporate Trustee under the Mortgage, or its successor
thereunder,   shall  have  signed  the  form  of   authentication
certificate endorsed hereon.

     THE  PROVISIONS  OF THIS BOND ARE CONTINUED ON  THE  REVERSE
HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES  HAVE
THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     IN WITNESS WHEREOF, SYSTEM ENERGY RESOURCES, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, on

                                   SYSTEM ENERGY RESOURCES, INC.


                                   By
                                       [Vice] President
Attest:



[Assistant] Secretary

         CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE


     This bond is one of the bonds of the series herein designated, described or provided for in the within-mentioned
Mortgage.

                                   THE BANK OF NEW YORK,
                                   As Corporate Trustee


                                   By
                                    Authorized Officer

               [FORM OF TEMPORARY REGISTERED BOND]
                            (Reverse)
                  SYSTEM ENERGY RESOURCES, INC.

           First Mortgage Bond, 4 7/8% Series due 2007

                       Due October 1, 2007


     This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known  as  its First Mortgage Bonds, 4 7/8% Series due 2007,  all
bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series and as further specified therein) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Twenty-second Supplemental Indenture, called the Mortgage), dated as of June 15, 1977, executed by the Company to The Bank of New York (successor to United States Trust Company of New York), as Corporate Trustee, and Douglas J. MacInnes (successor to Gerard F. Ganey and Malcolm
J. Hood), as Co-Trustee. Reference is made to the Mortgage and particularly to the First, Second, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth,
Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first and Twenty-second Supplemental Indentures to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security (including certain additional security not given to all bonds), the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

     The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. Subject to the foregoing provisions as to the person entitled to receive payment of interest hereon, the Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

     In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

     In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, for a definitive bond or bonds of the same series of a like principal amount when such definitive bonds are prepared and ready for delivery.

     As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

     This bond is redeemable as provided in the Mortgage.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

                             [LEGEND


     Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Corporate Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]